Exhibit 32.1

SECTION 906 CERTIFICATION

The undersigned hereby certifies that the Quarterly Report on From 10-Q of Israel Growth Partners Acquisition Corp. (the “Registrant”) for the fiscal quarter ended January 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the Registrant.

Dated: March 14, 2007	/s/ Carmel Vernia —————————————— Carmel Vernia Chief Executive Officer